EXHIBIT 10.1

SUBSCRIPTION AGREEMENT AND

WAIVER TO ANCILLARY AGREEMENT

THIS SUBSCRIPTION AGREEMENT AND WAIVER TO ANCILLARY AGREEMENT (this “Agreement”), is dated as of May 7, 2008, by and among Commonwealth Biotechnologies Inc., a Virginia corporation (“CBI”), and Venturepharm Laboratories Limited, a Cayman Islands limited company (“VPL”).

WHEREAS, on March 28,2008, CBI and VPL entered into an Ancillary Agreement, which agreement was filed as Exhibit 10.3 to CBI’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2008 (the “Ancillary Agreement”);

WHEREAS, pursuant to Section 1.01 of the Ancillary Agreement, subject to the satisfaction of certain conditions, CBI possesses the right to put up to $1,000,000 of CBI’s common stock, without par value per share (“Common Stock”), to VPL in accordance with the terms of the Ancillary Agreement and pursuant to restrictions imposed by the Nasdaq Stock Market and the Hong Kong Stock Exchange (the “Put Right”);

WHEREAS, CBI and VPL intend to enter into this Subscription Agreement to waive certain of the terms of the Put Right; and

WHEREAS, in connection with the waiver of certain parties of the Put Right, CBI desires to exercise the Put Right to put 463,426 shares of CBI’s Common Stock (the “CBI Shares”) to VPL and VPL agrees to purchase the Put Shares pursuant to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement CBI and VPL hereby agree as follows:

1. Waiver of Certain Provisions of the Ancillary Agreement.

(a) VPL hereby waives the provision in Section 1.01(a) of the Ancillary Agreement to the extent that it prohibits CBI from exercising the Put Right until the expiration of a 60-day period following the closing of VPL’s acquisition of shares of CBI Common Stock from Pharmaust Limited, an Australian limited company.

(b) Subject to the terms and conditions of this Agreement, CBI, by entering into of this Agreement, shall be deemed to have provided the written notice of its exercise of the Put Right required by Section 1.01 (b) of the Ancillary Agreement.

(c) Save as expressly provided in this Agreement, all terms and conditions contained in the Ancillary Agreement shall remain in full force and effect.

2. Sale of CBI Shares. Subject to the terms and conditions of this Agreement, CBI hereby exercises the Put Right to sell the CBI Shares to VPL on the Closing Date (as defined below) and VPL shall, on the Closing Date, purchase and acquire the CBI Shares from CBI for the consideration referenced in Section 3 hereof.

3. Consideration. In consideration of the sale of the CBI Shares:

(a) On the Closing Date, VPL shall pay, directly or indirectly, to the bank account notified to VPL by CBI in writing not later than 2 days before the Closing Date $500,000 by wire of immediate available funds and payment of such sum into such bank account shall be good and complete discharge of VPL’s obligation to pay the cash consideration to CBI; and

(b) On the Closing Date, VPL shall issue a total of 2,229,664 of its ordinary shares to CBI. Such number of shares equals $500,000 of equity value, based on VPL’s price of HKD 1.7469 (at exchange rate of USD/HKD 7.79) per ordinary share (the “VPL Shares”).

4. Closing Date. The “Closing Date” shall be 2 business days after satisfaction of all the conditions set out in Section 5. The consummation of the transactions contemplated herein shall take place at the offices of Kaufman & Canoles, III James Center, 1051 East Cary Street, 12th Floor, Richmond, Virginia, after the satisfaction or waiver of all conditions to closing set forth in this Agreement.

5. Conditions. Closing of this Agreement shall be conditional on:

(a) VPL obtaining the necessary shareholders’ approval as required by the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange Hong Kong Limited (the “Hong Kong Stock Exchange”) to complete the transaction contemplated hereunder by way of written shareholders’ approval in lieu of holding a general meeting as approved by the Hong Kong Stock Exchange;

(b) VPL obtaining all necessary regulatory and other relevant approvals required to complete the transaction contemplated hereunder; and

(c) the GEM Listing Committee of the Hong Kong Stock Exchange having granted the listing of, and permission to deal in, the VPL Shares.

If any of the above conditions is not fulfilled on or before July 28, 2008 or such other date as may be agreed between CBI and VPL in writing, then this Agreement shall lapse immediately and have no force and effect with no party being subject to any of the obligations contained hereunder and with no party claiming any rights at law or in equity against the other party to this Agreement. In such event, the Ancillary Agreement shall remain in full force and effect as if this Agreement had not been entered into by the parties hereto.

6. VPL Representations and Warranties. VPL hereby represents and warrants to CBI that:

(a) Organization and Standing of VPL. VPL is a limited company duly incorporated or organized, validly existing and in good standing under the laws of the Cayman Islands.

(b) Authority; Enforceability. This Agreement, has been duly authorized, executed and delivered by VPL and is a valid and binding agreement of VPL enforceable against VPL in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. VPL has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

(c) Consents. Except as noted in the Ancillary Agreement and this Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over VPL or any of its affiliates, is required for the execution by VPL of this Agreement and compliance and performance by VPL of its obligations hereunder.

(d) No Violation or Conflict. Assuming the representations and warranties of CBI in Section 7 are true and correct, neither the issuance and sale of the VPL Shares nor the performance of VPL’s obligations under this Agreement will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the governing documents of VPL, (B) to VPL’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to VPL of any court, governmental agency or body, or arbitrator having jurisdiction over VPL or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which VPL or any of its affiliates is a party, by which VPL or any of its affiliates is bound, or to which any of the properties of VPL or any of its affiliates is subject;

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any of the material assets of VPL or any of its affiliates except as described herein; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of VPL, nor result in the acceleration of the due date of any material obligation of VPL.

(f) The VPL Shares. Upon issuance, the VPL Shares:

(i) will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under applicable securities laws of the Cayman Islands;

(ii) will be duly and validly issued, fully paid and non-assessable;

(iii) will be listed for trading on the Hong Kong Stock Exchange;

(iv) will not subject the holders thereof to personal liability by reason of being such holders;

(v) assuming the representations and warranties of CBI as set forth in Section 7 hereof are true and correct, will not result in a violation of Cayman Islands law; and

(vi) will have attached thereto full voting rights and rank pari passu with all issued and outstanding shares of VPL.

(g) Litigation. There is no pending or, to the best knowledge of VPL, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over VPL, or any of its affiliates that would affect the execution by VPL or the performance by VPL of its obligations hereunder.

(h) No Market Manipulation. VPL and its affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the VPL Shares or the CBI Shares, to facilitate the sale or resale of the VPL Shares, or the CBI Shares or affect the price at which the VPL Shares or the CBI Shares may be issued or resold.

(i) Information Concerning VPL. VPL’s reports filed with the Hong Kong Stock Exchange (the “VPL Reports”), including the exhibits and financial statements included therewith, contain all material information relating to VPL and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the dates of the most recent financial statements included in the VPL Reports, there has been no material adverse event relating to VPL’s business, financial condition or affairs not disclosed in the Reports. The Reports, including the exhibits and financial statements included therewith, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(j) Stop Transfer. VPL will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the VPL Shares, except as may be required by any applicable securities laws or regulations and unless contemporaneous notice of such instruction is given to CBI.

(k) No Undisclosed Liabilities. Save as disclosed in its most recent audited financial statements, VPL has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of VPL businesses since the date of the most recent audited financial statements of VPL contained in the Reports.

(l) No Undisclosed Events or Circumstances. Since the date of the most recent audited financial statements of VPL contained in the Reports, no event or circumstance has occurred or exists with respect to VPL or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by VPL but which has not been so publicly announced or disclosed in the Reports.

(m) Reporting Company. VPL is a publicly-held company subject to reporting obligations of the Hong Kong Stock Exchange. Pursuant to the requirements of the Hong Kong Stock Exchange, VPL has filed all reports and other materials required to be filed thereunder during the preceding twelve months.

(n) Listing. VPL’s ordinary shares are quoted on the Hong Kong Stock Exchange. VPL has not received any oral or written notice that its ordinary shares are not eligible nor will become ineligible for listing on the Hong Kong Stock Exchange nor that its ordinary shares do not meet all requirements for the continuation of such listing. VPL satisfies all the requirements for the continued listing of its ordinary shares (including the VPL Shares) on the Hong Kong Stock Exchange.

(o) Correctness of Representations. VPL represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless VPL otherwise notifies CBI prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(q) Exempt Offering. The offer and issuance of the VPL Shares to CBI is exempt from all applicable securities registration provisions of Cayman Islands law.

7. CBI Representations and Warranties. CBI hereby represents and warrants to VPL that:

(a) Organization and Standing of CBI. CBI is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

(b) Authority; Enforceability. This Agreement, has been duly authorized, executed and delivered by CBI and is a valid and binding agreement of CBI enforceable against CBI in accordance with their terms; subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. CBI has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

(c) Consents. Except as noted in the Ancillary Agreement and this Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over CBI or any of its affiliates, is required for the execution by CBI of this Agreement and compliance and performance by CBI of its obligations hereunder.

(d) No Violation or Conflict. Assuming the representations and warranties of VPL in Section 6 are true and correct, neither the issuance and sale of the CBI Shares nor the performance of CBI’s obligations under this Agreement will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the governing documents of CBI, (B) to CBI’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to CBI of any court, governmental agency or body, or arbitrator having jurisdiction over CBI or any of it’s affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which CBI or any of its affiliates is a party, by which CBI or any of its affiliates is bound, or to which any of the properties of CBI or any of its affiliates is subject;

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the CBI Shares or any of the material assets of CBI or any of its affiliates except as described herein; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of CBI, nor result in the acceleration of the due date of any material obligation of CBI.

(f) The CBI Shares. Upon issuance, the CBI Shares:

(i) will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under applicable securities laws of the United States and the Commonwealth of Virginia;

(ii) will be duly and validly issued, fully paid and non-assessable;

(iii) will be listed for trading on the Nasdaq Capital Market;

(iv) will not subject the holders thereof to personal liability by reason of being such holders:

(v) assuming the representations and warranties of VPL as set forth in Section 5 hereof are true and correct, will not result in a violation of the United States or Commonwealth of Virginia securities laws; and

(vi) will not be subject to the Virginia Control Share Acquisition Statute and will have attached thereto full voting rights and rank pari passu with all issued and outstanding shares of CBI.

(g) Litigation. There is no pending or, to the best knowledge of CBI, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over CBl, or any of its affiliates that would affect the execution by CBI or the performance by CBI of its obligations hereunder.

(h) No Market Manipulation. CBI and its affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the VPL Shares or the CBI Shares, to facilitate the sale or resale of the VPL Shares or the CBI Shares, or affect the price at which the VPL, Shares or the CBI Shares may be issued or resold.

(i) Information Concerning CBI. CBI’s reports filed with the SEC (the “CBI Report”) including the exhibits and financial statements included therewith contain all material information relating to CBI and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the dates of the most recent financial statements included in the CBI Reports, there has been no material adverse event relating to CBI’s business, financial condition or affairs not disclosed in the Reports. The Reports, including the exhibits and financial statements included therewith, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(j) Stop Transfer. CBI will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the CBI Shares, except as may be required by any applicable securities laws or regulations and unless contemporaneous notice of such instruction is given to VPL.

(k) No Undisclosed Liabilities. CBI has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of CBI businesses since the date of the most recent audited financial statements of CBI contained in the Reports.

(l) No Undisclosed Events or Circumstances. Since the date of the most recent audited financial statements of CBI contained in the Reports, no event or circumstance has occurred or exists with respect to CBI or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by CBI but which has not been so publicly announced or disclosed in the Reports.

(m) Reporting Company. CBI is a publicly-held company subject to reporting obligations of Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the requirements of the Exchange Act, CBI has filed all reports and other materials required to be filed thereunder during the preceding twelve months.

(o) Listing. CBI’s Common Stock is quoted on the Nasdaq Capital Market. CBI has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for listing on the Nasdaq Capital Market nor that its Common Stock does not meet all requirements for the continuation of such listing. CBI satisfies all the requirements for the continued listing of its Common Stock on the Nasdaq Capital Market.

(p) Correctness of Representations. CBI represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless CBI otherwise notifies VPL prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(q) Exempt Offering. The offer and issuance of the CBI Shares to VPL is exempt from the registration provisions of the Securities Act of 1933, as amended (the “1 933 Act”), afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

8. Indemnification.

(a) VPL Indemnification. VPL shall defend, protect, indemnify and hold harmless CBI and its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “CBI Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such CBI Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “CBI Indemnified Liabilities”), incurred by the CBI Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the VPL in this Agreement, (ii) any breach of any covenant, agreement or obligation of VPL contained in this Agreement or (iii) the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by VPL may be unenforceable for any reason, VPL shall make the maximum contribution to the payment and satisfaction of each of the CBI Indemnified Liabilities which is permissible under applicable law. The rights of indemnification set forth under this Section 8(a) are in addition to and not in lieu of any rights CBI may have under applicable law or any other agreement or instrument.

(b) CBI Indemnification. CBI shall defend, protect, indemnify and hold harmless VPL, and its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “VPL Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such VPL Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “VPL Indemnified Liabilities”) incurred by the VPL Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the CBI in this Agreement, (ii) any breach of any covenant, agreement or obligation of CBI contained in this Agreement or (iii) the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by CBI may be unenforceable for any reason, CBI shall make the maximum contribution to the payment and satisfaction of each of the VPL Indemnified Liabilities which is permissible under applicable law. The rights of indemnification set forth under this Section 8(b) are in addition to and not in lieu of any rights CBI may have under applicable law or any other agreement or instrument.

9. Registration Rights

Upon Closing Date, CBI shall grant to VPL the same registration right in respect of the CBI Shares as if the CBI Shares were part of the Purchased Shares (as defined under the Registration Rights Agreement dated as of March 28, 2008 between VPL and CBI (the “Registration Rights Agreement”)), and VPL may exercise all its rights under the Registration Rights Agreement in respect of the CBI Shares as if they were the Purchased Shares.

10. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to CBI, to: Commonwealth Biotechnologies Inc., 601 Biotech Drive, Richmond, VA 23235, Attn, Dr. Paul D’Sylva, Ph.D., CEO, telecopier: (804) 648-2641, with a copy by telecopier only to: Kaufman and Canoles, P.C., III James Center, 12th Floor, 1051 East Cary Street, Richmond, VA 23219, Attn: Bradley A. Haneberg, Esq., telecopier: (804) 771-5777, (ii) if to VPL, to Venturepharm Laboratories Limited, Venturepharm Towers, No. 3 Jinzhuang Si Ji Qing, Haidian District, Beijing 10089, People’s Republic of China, Attn: Mr. Bill Guo.

(b) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by CBI and VPL. Neither CBI nor VPL have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of a party hereto shall be assigned without prior notice to and the written consent of the other party.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of the Commonwealth of Virginia or in the federal courts located in the Eastern District of Virginia. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. CBI and VPL acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(g) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, CBI and VPL have executed this Agreement as of the day and year first above written.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Name:	Paul D’Sylva, Ph.D.
Title:	Chief Executive Officer
Date:

VENTUREPHARM LABORATORIES LIMITED

By:	/s/ Bill Guo
Name:	Bill Guo
Title:	Chief Executive Officer
Date: